                                VOTING AGREEMENT


         THIS AGREEMENT is made as of this 22nd day of December, 1996 by and among certain holders of shares of the common stock, $.01 par value, of Breed Technologies, Inc., a Delaware corporation (the "Company"), namely, A. Breed Ltd., a Texas limited partnership ("AB Ltd."), J. Breed Ltd., a Texas limited partnership ("JB Ltd."), Allen Breed, individually, and Johnnie Breed, individually.


                             W I T N E S S E T H :

         WHEREAS, Allen Breed, individually and as the beneficial owner of the outstanding interests of AB Ltd., Johnnie Breed, individually and as the beneficial owner of the outstanding interests of JB Ltd., AB Ltd. and JB Ltd. (collectively, the "Parties"), desire to provide for the continuity and quality of management of the Company; and

         WHEREAS, to provide for such continuity and quality, the Parties have mutually agreed to provide for the cooperative voting of their shares (as defined below) in the Company with respect to all matters of the Company;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties hereto, the parties hereto mutually promise and agree as follows:

I.       VOTING OF SHARES

         1. As used in this Agreement the term "shares" shall include shares of the common stock of the Company, and any and all other shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default), and shall include any shares now owned or subsequently acquired by any of the Parties, however acquired, including shares acquired by or resulting from stock splits, stock dividends, recapitalization and similar events.

         2. The Parties hereby agree that, so long as AB Ltd. and JB Ltd. continue to exist and so long as Allen Breed and Johnnie Breed are both living and capable of discharging their obligations under this Agreement, at any and all meetings of stockholders of



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
the Company (which shall include, for purposes of this Agreement, all written actions in lieu of meetings) (the "Stockholders Meetings"), each of the Parties shall vote or cause to be voted all shares owned by him, her or it or over which he, she or it has voting control in such manner as shall be mutually agreed upon by the Parties in advance of such meeting.

         3. If Allen Breed dies or becomes physically incapable of discharging his obligations under this Agreement while Johnnie Breed is still living and capable of discharging her obligations under this Agreement, then, at any and all Stockholder Meetings, the successor-in-interest or successors-in-interest to Allen Breed, as the beneficial owner of all of the outstanding interests of AB Ltd., and AB Ltd. shall vote or cause to be voted all shares owned by him, her or it or over which he, she or it has voting control as directed by Johnnie Breed, individually.

         4. If Johnnie Breed does or becomes physically incapable of discharging her obligations under this Agreement while Allen Breed is still living and capable of discharging his obligations under this Agreement, then, at any and all Stockholder Meetings, the successor-in-interest or successors-in-interest to Johnnie Breed, individually, the successor-in-interest or successors-in-interest to Johnnie Breed, as the beneficial owner of all of the outstanding interests of JB Ltd., and JB Ltd. shall vote or cause to be voted all shares owned by him, her or it or over which he, she or it has voting control as directed by Allen Breed, individually.

         5. If AB Ltd. terminates, then, at any and all Stockholder Meetings, Allen Breed, individually, Johnnie Breed, individually and as the beneficial owner of all of the outstanding interests of JB Ltd., and JB Ltd. shall vote or cause to be voted all shares owned by him, her or it or over which he, she or it has voting control in such manner as shall be mutually agreed upon by Allen Breed, individually, and Johnnie Breed, individually and as the beneficial owner of all of the outstanding interests of JB Ltd.

         6. If JB Ltd. terminates, then, at any and all Stockholder Meetings, Allen Breed, individually and as the beneficial owner of all of the outstanding interests of AB Ltd., Johnnie Breed, individually, and the AB Ltd. shall vote or cause to be voted all shares owned by him, her or it or over which he, she or it has voting control in such manner as shall be mutually agreed upon by Allen Breed, individually and as the beneficial owner of all of the outstanding interests of AB Ltd., and Johnnie Breed, individually.




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II.      GENERAL PROVISIONS

         1. The term of this Agreement shall commence on the date hereof and shall terminate upon any of the following events:

         (a)     the tenth anniversary of the date hereof;

         (b)     the termination of both JB Ltd. and AB Ltd.; or

         (c) the mutual agreement of Allen Breed and Johnnie Breed, individually, provided that both parties are still living and capable of discharging their obligations under this Agreement, or by the survivor, if either person has died or is no longer capable of discharging his or her obligations under this Agreement.

         2. This Agreement sets forth the entire agreement of the Parties with respect to the subject matter hereof and may not be amended, modified or terminated, and no rights or provisions herein may be waived, without the written approval of all of the Parties, provided, however, that any Party may individually waive any of his, her or its rights hereunder without affecting the rights of any other Party.

         3. This Agreement shall be construed under and governed by the laws of the State of Delaware, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         4. Notice to be given pursuant to this Agreement shall be in writing and shall be given by certified or registered mail, return receipt requested. Notices shall be deemed given when personally delivered or when mailed to the addresses of the respective Parties as set forth on the execution page of this Agreement, or on the counterpart hereof executed by such party or to such changed address as any Party may notify the others pursuant hereto, except that a notice of change of address shall be deemed given when received.

         5. The parties agree that in addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each of the Parties hereto shall be entitled to specific performance of the obligations of the other Parties hereto and to appropriate injunctive relief as may be granted by a court of competent jurisdiction.

         6. This Agreement may be executed in any number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties hereto




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notwithstanding that all such parties have not signed the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date and year first above written.





                                        ----------------------------------
                                        Allen K. Breed, Individually




                                        A. BREED LTD.

                                        By:       Allen Breed, Inc.,
                                                  General Partner



                                        By:
                                           -------------------------------



                                        ----------------------------------
                                        Johnnie Cordell Breed,
                                        Individually




                                        J. BREED LTD.

                                        By:       Johnnie Breed, Inc.,
                                                  General Partner



                                        By:
                                           ----------------------------------

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